Exhibit 99.1

Profire Energy Reports Financial Results for First Fiscal Quarter Fiscal 2018
Profire Increased Net Income by 213% Over the Same Quarter in 2017

LINDON, Utah May 9, 2018 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the “Company”) which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its fiscal quarter ended March 31, 2018. A conference call will be held on Thursday, May 10, 2018 at 1:00 p.m. EDT to discuss the results.

Fiscal Q1 2018 Highlights

•	Revenues Increased to $12.1 million or an Increase of 55% Compared to Same Year-Ago Quarter

•	Net Income of $1.8 Million or $0.04 Per Share, a 213% Increase From the Same Quarter Last Year

•	Gross Profit Increased to roughly $6.1 Million

•	Cash and Liquid Investments at Period End totaled over $25 Million

•	Remained Debt-Free

Fiscal Quarter Financial Results

Total revenues increased to just over $12 million in the quarter which is a 55% increase from the same quarter a year ago and an 11% increase from the previous quarter. Profire has now had seven consecutive quarters of significant revenue growth.

With a 55% increase in revenues, total operating expenses only increased 18% to $3.9 million, over the same quarter last year.

Gross profit increased to roughly $6.1 million or 50% of total revenues, as compared to $4.3 million or 56% of total revenues in the year-ago quarter.

Compared with the same year ago quarter, operating expenses for general and administrative increased 13%, R&D increased 103%, and depreciation decreased 14%.

Net income was $1.8 million or a gain of $0.04 per share, compared to a net income of $600,000 or $0.01 per share in the same year-ago quarter.

Cash and liquid investments totaled over $25 million at the end of the quarter and the Company continues to operate debt-free.

Management Commentary
“The increases we experienced in the quarter are largely attributed to our ability to leverage our larger customer base while the macro environment continues to improve,” stated Ryan Oviatt, CFO of Profire. “While focusing on increasing revenues we’ve worked to create a solid foundation that can support future growth. In the quarter we continued to manage costs while recognizing growth in both our legacy products and newer product lines. This strategy ensured that our revenue growth significantly outpaced our increase in costs.”

“Our performance is a direct result of our strategic planning and execution. The success we are experiencing is partially enabled by Profire’s standard of remaining debt free. At quarter end, Profire had zero debt and cash and liquid investments in excess of $25 million,” said Brenton Hatch, President and CEO of Profire Energy. “We plan to build on our momentum from 2017, through 2018, as evidenced here in our first quarter. We believe we are well positioned through the groundwork we have laid, and plan to continue with our growth strategy while evaluating new opportunities.”

Conference Call

Profire Energy President and CEO Brenton Hatch and CFO Ryan Oviatt will host the presentation, followed by a question and answer period. Date: Thursday, May 10, 2018
Time: 1:00 p.m. EDT (11:00 a.m. MDT)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725

The conference call will be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=129627. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 5:00 p.m. EDT on the same day through May 17, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 13679647

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Shelocta, Pennsylvania; Greeley, Colorado; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on May 10,2018, regarding the financial quarter results; and the ability of the Company to support growth. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	March 31, 2018	December 31, 2017
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$12,196,578	$11,445,799
Short-term investments	300,345	300,817
Short-term investments - other	4,165,493	4,009,810
Accounts receivable, net	8,717,607	8,069,255
Inventories, net	7,265,623	6,446,083
Prepaid expenses & other current assets	357,532	437,304
Total Current Assets	33,003,178	30,709,068

LONG-TERM ASSETS
Net deferred tax asset	184,223	72,817
Long-term investments	8,435,512	8,517,182
Long-term investments - other	400,000	—
Property and equipment, net	7,118,971	7,197,499
Goodwill	997,701	997,701
Intangible assets, net	475,133	494,792
Total Long-Term Assets	17,611,540	17,279,991

TOTAL ASSETS	$50,614,718	$47,989,059

CURRENT LIABILITIES
Accounts payable	1,727,194	1,780,977
Accrued vacation	230,399	196,646
Accrued liabilities	927,116	1,044,284
Income taxes payable	1,512,844	919,728
Total Current Liabilities	4,397,553	3,941,635

TOTAL LIABILITIES	4,397,553	3,941,635

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common shares: $0.001 par value, 100,000,000 shares authorized: 54,131,158 issued and 48,806,416 outstanding at March 31, 2018 and 53,931,167 issued and 48,606,425 outstanding at December 31, 2017	54,131	53,931
Treasury stock, at cost	(6,890,349)	(6,890,349)
Additional paid-in capital	28,101,146	27,535,469
Accumulated other comprehensive loss	(2,472,826)	(2,200,462)
Retained earnings	27,425,063	25,548,835
TOTAL STOCKHOLDERS' EQUITY	46,217,165	44,047,424

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,614,718	$47,989,059

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)
(Unaudited)
	For the Three Months Ended March 31,
	2018	2017
REVENUES
Sales of goods, net	$11,454,615	$7,292,228
Sales of services, net	715,103	532,267
Total Revenues	12,169,718	7,824,495

COST OF SALES
Cost of goods sold-product	5,557,710	3,055,300
Cost of goods sold-services	481,867	402,022
Total Cost of Goods Sold	6,039,577	3,457,322

GROSS PROFIT	6,130,141	4,367,173

OPERATING EXPENSES
General and administrative expenses	3,341,903	2,948,089
Research and development	403,220	198,966
Depreciation and amortization expense	128,717	149,076
Total Operating Expenses	3,873,840	3,296,131

INCOME FROM OPERATIONS	2,256,301	1,071,042

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	64,831	2,101
Other expense	(1,792)	(5,414)
Interest income	50,708	31,278
Total Other Income	113,747	27,965

INCOME BEFORE INCOME TAXES	2,370,048	1,099,007

INCOME TAX EXPENSE	493,820	498,936

NET INCOME	$1,876,228	$600,071

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$(239,129)	$75,113
Unrealized gains (losses) on investments	(33,235)	36,288
Total Other Comprehensive Income (Loss)	(272,364)	111,401

NET COMPREHENSIVE INCOME	$1,603,864	$711,472

BASIC EARNINGS PER SHARE	$0.04	$0.01

FULLY DILUTED EARNINGS PER SHARE	$0.04	$0.01

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,670,305	50,632,275

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	49,744,101	51,287,405
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Three Months Ended March 31,
	2018	2017
OPERATING ACTIVITIES
Net income	$1,876,228	$600,071
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	220,245	237,116
Gain on sale of fixed assets	(64,731)	(2,101)
Bad debt expense	63,566	45,313
Stock awards issued for services	581,619	181,318
Changes in operating assets and liabilities:
Changes in accounts receivable	(746,179)	249,844
Changes in income taxes receivable/payable	591,277	568,065
Changes in inventories	(863,148)	(399,410)
Changes in prepaid expenses	104,008	33,698
Changes in deferred tax asset/liability	(111,406)	(49,520)
Changes in accounts payable and accrued liabilities	(198,540)	500,552

Net Cash Provided by Operating Activities	1,452,939	1,964,946

INVESTING ACTIVITIES
Proceeds from sale of equipment	139,763	30,451
Purchase of investments	(484,142)	(500,408)
Purchase of fixed assets	(234,778)	(52,720)

Net Cash Used in Investing Activities	(579,157)	(522,677)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(83,600)	—
Cash received in exercise of stock options	74,241	—
Purchase of Treasury stock	—	(318,904)

Net Cash Used in Financing Activities	(9,359)	(318,904)

Effect of exchange rate changes on cash	(113,644)	20,158

NET INCREASE IN CASH	750,779	1,143,523
CASH AT BEGINNING OF PERIOD	11,445,799	7,669,644

CASH AT END OF PERIOD	$12,196,578	$8,813,167

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$—	$—
Income taxes	$—	$78

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.